SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                    FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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      Date of Report (Date of earliest event reported): June 2, 1999


                       GREEN MOUNTAIN POWER CORPORATION
           (Exact Name of Registrant as Specified in its Charter)


              VERMONT                               03-0127430
(State or Other Jurisdiction of Incorporation)    (I.R.S. Employer
                                                  Identification Number)


                                    1-8291
                           Commission File Number


163 Acorn Lane
Colchester, Vermont                                     05446
(Address of Principal Executive Offices)              (Zip Code)



                               (802) 864-5731
                      (Registrant's telephone number,
                             including area code)


Item 5.       Other events.

    New revolving credit agreement

      On May 27, 1999, the Company signed a letter of commitment with certain banks for a revolving credit agreement of $15 million. The Company believes the amounts available under the new agreement will be sufficient to meet its forecasted borrowing requirements during the next 12 months. The Company expects to execute the new 364-day secured revolving credit agreement in June 1999, to replace the current $45 million arrangement that expires June 30, 1999. The Company's Board of Directors has approved the transaction and the Company has requested the required approval from the Vermont Public Service Board (VPSB).

     The terms and conditions of the new agreement will provide a secured revolving credit agreement in the amount of $15 million for a
period of 364 days after the signing of such agreement.   The terms
continue the requirement that loans made under the agreement will be secured by granting the banks a second priority mortgage, lien and security interest in the collateral pledged under the Company's first mortgage bond indenture. The new agreement provides for increases in the interest rates, facility fees and other fees required to be paid. These increases are expected to cost about $40,000 annually.

     The Company's ability to enter into borrowing agreements with more favorable terms and conditions continues to be negatively impacted by the rulings in the VPSB's orders issued in February and June 1998 in the Company's 1997 rate case that disallowed certain costs of power under a long-term contract with Hydro-Quebec entered into in 1987.

     The new agreement continues a "material adverse effect" provision. Various events, including but not limited to, an unfavorable decision in the Company's currently suspended rate case, may adversely affect the Company's financial condition and ability to borrow under the terms and conditions related to the revolving credit agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


(a) and (b)    --Not applicable

(c) Exhibits   --Not applicable



                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        GREEN MOUNTAIN POWER CORPORATION
                                        Registrant



                                        By /s/ Nancy Rowden Brock
                                            Nancy Rowden Brock
                                        VICE PRESIDENT, CHIEF FINANCIAL
                                        OFFICER AND TREASURER



                                        By  /s/ Robert J. Griffin
                                             Robert J. Griffin
                                        CONTROLLER


DATED:  June 2, 1999